

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial  information extracted from the balance sheet of  Commercial  Net Lease  Realty.  Inc. at  December  31,  1998,  and its
statement of earnings for the 12 months ended and is  quallified in its entirety by reference to the Form 10-K of Commercial  Net Lease  Realty,  Inc. for the 12
months ended December 31, 1998.
</LEGEND>

<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   12-mos
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-START>                                 JAN-01-1998
<PERIOD-END>                                   DEC-31-1998
<CASH>                                         1,442
<SECURITIES>                                   0
<RECEIVABLES>                                  3,532
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0<F1>
<PP&E>                                         537,283
<DEPRECIATION>                                 17,335
<TOTAL-ASSETS>                                 685,595
<CURRENT-LIABILITIES>                          0<F1>
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       295
<OTHER-SE>                                     383,595
<TOTAL-LIABILITY-AND-EQUITY>                   685,595
<SALES>                                        0
<TOTAL-REVENUES>                               64,773
<CGS>                                          0
<TOTAL-COSTS>                                  20,594
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             13,460
<INCOME-PRETAX>                                32,441
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            32,441
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   32,441
<EPS-PRIMARY>                                  1.11
<EPS-DILUTED>                                  1.10

<F1> Due to the nature of its industry, Commercial Net Lease Realty, Inc. has an unclassified balance sheet; therefore, no values are shown above for current assets and current liabilities.

